UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2024

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On April 15, 2024, Marinus Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its preliminary net product revenue for the quarter ended March 31, 2024, its estimated cash, cash equivalents and short-term investments as of March 31, 2024, and certain other information (the “Press Release”). The amounts included in the Press Release are preliminary, have not been reviewed by the Company’s independent registered public accounting firm, and are therefore subject to adjustment. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of March 31, 2024. A copy of the Press Release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

 Item 8.01. Other Events.

On April 15, 2024, the Company issued the Press Release, a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

 Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 15, 2024, of Marinus Pharmaceuticals, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: April 15, 2024	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Operating Officer, Chief Financial Officer and Treasurer